GUY CARPENTER

ADDENDUM NO. 2

to the

LIFE SURPLUS SHARE REINSURANCE CONTRACT

Effective: January 1,2007

(the "Contract")

issued to

PRUDENTIAL INSURANCE COMPANY OF AMERICA, INCORPORATED

Newark, New Jersey

including any and/or all companies that are or may hereafter become affiliated therewith

(collectively, the "Company")

and

SWISS RE LIFE AND HEALTH AMERICA, INC.

(hereinafter referred to as the "Subscribing Reinsurer")

IT IS HEREBY AGREED that, effective 12:01 a.m., Local Standard Time, January 1,2009, with respect to losses occurring at or after such time and date on Policies in force at such time and date, or written or renewed at or after such time and date, the Contract is amended as follows:

1.	Paragraphs A and B of Article 2 - Retention and Limit - are mended to read:

A.

The Company shall retain not less than $1,500,000 of its gross liability on each Person during the term of this Contract. The Company shall cede and the Reinsurer shall accept the Company's First Surplus liability, not to exceed the lesser of 14/3rds times the Company's retention or $7,000,000 each risk.

B.

The total reinsurance coverage to be provided by the Reinsurer as respects any one Location will be strictly limited to a per Event or Occurrence maximum. The loss on any single "Event" or "Occurrence" is the sum of all individual losses arising out of one or more associated event or occurrences. Events or occurrences will be deemed associated to the extent that they have a common cause or are a chain of events or occurrences forming a part of a schematic whole, even if the events or occurrences themselves are separate in time and place. For these purposes, a series or sequence of events or occurrences reasonably likely to have been caused by one or more persons acting in concert or in accordance with a plan or design will be deemed to have a common cause.

For purposes of this Article, "Location" means any one or more buildings or structures within a one-mile radius that serve as the place of employment for the reinsured lives. Total reinsurance coverage will be strictly limited to:

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1.	$100,000,000 as to any one Location. Additional capacity up to a total of $150,000,000 may be considered on a facultative basis; and

2.

$150,000,000 as to any Campus. "Campus" means any one or more buildings or structures, serving as the place of employment for the lives covered under a group Policy, that do not share a common ventilation system and are at least 1,000 feet from the nearest building or structure not making up part of the Campus.

2.	Article 3 - Special Conditions - is amended to read

A.

Waiver of Premium claimants shall be covered, regardless of their date of disability, provided that the date of death occurs during the term of this Contract. Reinsurance premium will be based on the sum of 100% of the face amount of coverage, plus other life insurance coverages, in excess of the $1,500,000 attachment level for current and future disabled lives covered by this Contract.

B.

Survivor Income Benefits will be covered under this Contract on a lump sum basis. Reinsurance premium will be based on the sum of the amount by which the Present Value Benefit of the Survivor Income Benefit plus other life insurance coverage exceeds the $1,500,000 attachment level. In the event of a claim, the Reinsurer will pay the Company a lump sum payment equal to its share of the present value of the Survivor Income Benefit plus other life insurance benefits. The present value for claims will be that used to determine reinsurance premium. The Company will endeavor to remit reinsurance premiums so that the present value for claims will be equal to that used for reserves (based on Generally Accepted Accounting Principles) as determined by the Company.

3.	Article 4 - Commencement and Termination - is amended to read:

This Contract shall take effect at 12:0l a.m., Local Standard Time, January 1, 2007, for losses occurring during the term of this Contract, and shall remain in force for an indefinite period but my be terminated at 12: 01 a.m., Local Standard Time, January 1, 2011, or any subsequent January 1st, by either party giving to the other 90 days' prior written notice.

4.	Subparagraph A(7) of Article 5 - Special Termination - is amended to read:

7.

The Subscribing Reinsurer has been assigned an S&P rating of less than "BBB+" or a Moody's rating of less than Baa1 or the Company's total exposure to the Subscribing Reinsurer or to its parent company and its affiliates exceeds the Company's Enterprise guidelines.

5.	Exclusions 7 and 12 of Article 7 - Exclusions - are amended to read:

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7.	Assumed Reinsurance, except business that is retroceded back to the Company.

12.	The AICPA Account (#14273), the US Airways Account (#41577), and business produced by Group Insurance's Non-Qualified Benefit (PBF) unit.

6.	Article 8 - Special Acceptance - is amended to read:

A.	The Company will submit any New Accounts which fall into any of the following categories the Reinsurer for prior approval:

1.	Any Policy which exceeds the automatic reinsurance binding limits shown on the attached Exhibit II.

2.	Any of the following industries:

a.	Mining, except white collar personnel (SIC 1011-1099, 1200- 1241);

b.	Sports Teams, except front office personnel (SIC 794-7941,7997);

c.	Airlines, except ground personnel (SIC 45-4581);

d.	Oil & Gas exploration, production or refining, except white collar personnel (SIC 13-1389, 29-2999), Gas production (SIC 46-4619, 4932, 4939);

e.	Chemical Processing, except white collar personnel (SIC 28, 281-2824, 284-2899, except for 283 -2836, Drug Manufacturing).

3.	Any Policy where the benefit formula contains no age reduction and there are reinsured lives in excess of age 69.

4.	Any Policy where retired lives would be insured for life insurance amounts in excess of $2,000,000.

5.

Any Policy without an actively-at-work provision and New Accounts which cover in-force disabled lives, where any current disabled lives would be insured for life insurance amounts in excess of $2,000,000.

B.

The Company will submit underwriting information to the Lead Reinsurer for any special acceptance as outlined above. The Lead Reinsurer shall be deemed to have accepted a New Account if it has not responded within two business days after the Lead Reinsurer has received the underwriting information for the New Account. All other Subscribing Reinsurers shall follow the underwriting decisions of the Lead Reinsurer.

C.

In the event the Reinsurer declines a Special Acceptance Policy, the Company may insure the Policy, although the Policy would not be subject to the terms of this Contract. In the event that a Special Acceptance Policy is rejected by the Reinsurer and underwritten by the Company, the Company may resubmit the previously declined Policy for

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reconsideration at the Policy's next anniversary. If accepted by the Reinsurer, the newly-accepted Special Acceptance Policy shall be subject to the terms and conditions of this Contract.

7.	Article 9 - Premium - is amended to read:

A.

The reinsurance premium for each Contract Year shall be calculated by applying the rates shown in the attached Exhibit I to the coverage amounts in excess of $1,500,000 (based on the Company's National Account Organization census as of the end of the Contract Year), times the number of months in the Contract Year. For Policies where reinsurance exposure exists but actual mounts are not obtainable by the end of the Contract Year, reinsurance premium will be the gross premium for such Policies multiplied by a factor. Said factor will be the ratio of the reinsurance premium on all subject Policies with census whose plan design has benefit levels in excess of $1,500,000 divided by the gross premiums on those same Policies. The final premium calculation will be based on the formula demonstrated on the attached Exhibit III.

B.

As premium for the reinsurance provided hereunder during each Contract Year, the Company shall pay the Reinsurer a deposit premium of $5,000,000, to be paid in the amount of $1,250,000 on January 1, April 1, July 1 and October 1 of each Contract Year.

C.

Within 60 days following the end of each Contract Year, the Company shall furnish to the Reinsurer a statement of the reinsurance premium for the Contract Year, calculated in accordance with paragraph A above. Should the premium so calculated exceed the deposit premium paid in accordance with paragraph B above, the Company shall promptly pay the Reinsurer the difference. Should the premium so calculated be less than the deposit premium paid in accordance with paragraph B above, the Reinsurer shall promptly pay the Company the difference.

D.	The Company shall furnish the Reinsurer with such information as may be required by the Reinsurer for completion of its NAIC annual statements.

8.	Subparagraphs B(2) and B(5) of Article 10 - Experience Refund - are amended to read:

2.	Premium Credit. The Reinsurer shall calculate a premium credit in the amount of 80.0% of the premium received by the Reinsurer for the Contract Year.

5.	Experience Refund. The Experience Refund shall be 90.0% of the Net Balance, provided that the Net Balance is greater than zero.

9.	Paragraph D of Article 11 - Definitions - is deleted.

10.	Exhibit I is amended per the attachment to this Addendum.

The share of the Subscribing Reinsurer in the interests and liabilities of the "Reinsurer" under the

Contract shall be changed to 100.00%.

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All other terms and conditions remain unchanged.

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IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed, in duplicate, this ______ day of ______________ , in the year of _________.

PRUDENTIAL INSURANCE COMPANY OF AMERICA, INCORPORATED

including any and/or all companies that are or may hereafter become affiliated therewith

______________________________________________________________________________

LIFE SURPLUS SHARE REINSURANCE CONTRACT

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and on this ______ day of ______________ , in the year of _________.

SWISS RE LIFE AND HEALTH AMERICA, INC.

______________________________________________________________________________

Market Reference Number:

PRUDENTIAL INSURANCE COMPANY OF AMERICA, INCORPORATED

LIFE SURPLUS SHARE REINSURANCE CONTRACT

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EXHIBIT I - MONTHLY REINSURANCE RATES

Monthly Reinsurance Rates

Unisex and Waiver of Premium

Age Range	Monthly Rates Per Thousand
Up to age 19	0.0386
20 to 24	0.0386
25 to 29	0.0386
30 to 34	0.0441
35 to 39	0.0560
40 to 44	0.0753
45 to 49	0.1138
50-54	0.1891
55-59	0.2938
60-64	0.4691
65-69	0.7867
70-74	1.3660
75-79	2.6723
80+	5.2344

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